Registration No. 33-46124





                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933




                       GENERAL EMPLOYMENT ENTERPRISES, INC.
           (Exact name of registrant as specified in its charter)


            Illinois                                          36-6097429
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification Number)


 One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois         60181
          (Address of principal executive offices)            (Zip code)


               General Employment Enterprises, Inc. Stock Option Plan
                             (Full title of the plan)


                              Herbert F. Imhoff, Jr.
                                  General Counsel
                       General Employment Enterprises, Inc.
                             One Tower Lane, Suite 2200
                         Oakbrook Terrace, Illinois 60181
                      (Name and address of agent for service)


                                  (630) 954-0400
         (Telephone number, including area code, of agent for service)










                        TERMINATION OF REGISTRATION


     On March 3, 1992, General Employment Enterprises, Inc. (the "Registrant") filed a registration statement on Form S-8 (No. 33-46124) (the "Registration Statement"). The Registration Statement registered (i) a total of 140,000 shares of Registrant's common stock which were to be issued under the General Employment Enterprises, Inc. Stock Option Plan (the "Plan"), and
(ii) an indeterminate number of shares of Registrant's common stock issuable pursuant to the Plan by reason of applicable anti-dilution provisions of such Plan. There are no remaining stock options outstanding under the Plan, and no further stock option awards may be granted under the Plan. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to deregister all of the shares of Registrant's common stock that remain unissued as of the date hereof.






                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on May 7, 2007.


                      GENERAL EMPLOYMENT ENTERPRISES, INC.
                                (Registrant)


                                          By:     /s/  Herbert F. Imhoff, Jr.
                                          Herbert F. Imhoff, Jr.
                                          Chairman of the Board, Chief
                                          Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                             Date


By: /s/ Herbert F. Imhoff, Jr.   Director                           May 7, 2007
        Herbert F. Imhoff, Jr.   Chairman of the Board, Chief
                                 Executive Officer and President
                                 (Principal executive officer)


By: /s/ Kent M. Yauch            Director                           May 7, 2007
        Kent M. Yauch            Vice President, Chief Financial
                                 Officer and Treasurer (Principal
                                 financial and accounting officer)


By: /s/ Dennis W. Baker          Director                           May 7, 2007
        Dennis W. Baker


By: /s/ Sheldon Brottman         Director                           May 7, 2007
        Sheldon Brottman


By: /s/ Andrew Dailey            Director                           May 7, 2007
        Andrew Dailey


By: /s/ Delain G. Danehey        Director                           May 7, 2007
        Delain G. Danehey


By: /s/ Joseph F. Lizzadro       Director                           May 7, 2007
        Joseph F. Lizzadro